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                                                                   EXHIBIT 3.1.2



                                                       CORPORATE ACCESS NUMBER
                                                              20751981

ALBERTA
GOVERNMENT OF ALBERTA

                            BUSINESS CORPORATIONS ACT

                                   CERTIFICATE

                                       OF

                                  INCORPORATION




JAWS TECHNOLOGIES INC.
WAS INCORPORATED IN ALBERTA

ON SEPTEMBER 18, 1997.


[GOVERNMENT OF ALBERTA SEAL]


                                             -----------------------------------
                                             Registrar of Corporations


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                            BUSINESS CORPORATIONS ACT
                                   (Section 6)

ALBERTA                                                FORM 1
Consumer and
Corporate Affairs                                      ARTICLES OF INCORPORATION

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1.          Name of Corporation:
            JAWS TECHNOLOGIES INC.

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2.          THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
            AUTHORIZED TO ISSUE:
            SEE ATTACHED SCHEDULE "A".

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3.          RESTRICTIONS ON SHARE TRANSFERS (IF ANY):
            NO SHARES OF THE CORPORATION SHALL BE TRANSFERRED WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS BY RESOLUTION PASSED AT A DULY CONSTITUTED MEETING OF THE BOARD.

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4.          NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE
            CORPORATION MAY HAVE:
            MINIMUM OF ONE (1) AND A MAXIMUM OF TEN (10)

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5.          IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN
            BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):
            None

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6.          OTHER RULES OR PROVISIONS (IF ANY):
            As per Schedule "B"

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7.          DATE:  SEPTEMBER 17, 1997


INCORPORATORS NAMES:  K.E. STAROZIK (SOLICITOR)
ADDRESS:  #400, 1010-8 AVE SW, CALGARY, ALBERTA`
SIGNATURE: _______________________________

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                                  SCHEDULE "A"

            The Class "A", "B" and "C" common shares shall have the following rights, privileges and conditions attached to them:

            (a) the right to receive notice, attend and to vote at any meeting of shareholders of the Corporation;

            (b) to receive any dividend declared by the Corporation;

            (c) to receive the remaining property of the Corporation on dissolution.

            The Class "D" and "E" shall have the following rights, privileges, restrictions and conditions attached to them:

            (a) the right to receive any dividend declared by the Corporation;

            (b) the right to share pro-rata with the holders of Class "A", Class "B" and Class "C" common shares the remaining property of the Corporation on dissolution.


            The holder of Class "D" and "E" common shares shall not have the right to receive notice, attend or to vote at any meeting of shareholders of the Corporation.

            The directors may declare such dividends as there may be determined from time to time to any or all classes of common shares, and if they so determine to the exclusion of any other class.

            The Class "F", "G" and "H" preferred shares shall have the following rights, privileges, restrictions and conditions attached to them:

            (a) the holders of Class "F" preferred shares shall have the right to receive notice, vote and attend at any meeting of the shareholders of the Corporation;

            (b) the Corporation, at the opinion of the Board of Directors, may redeem or repurchase at any time any part of the then outstanding Class "F" preferred shares on payment for each share to be redeemed or purchased for an amount equal to the redemption value, being $1,000.00 per share plus declared but unpaid dividends (hereinafter referred to as "the Redemption Value");

            (c) the holder of Class "F" preferred shares, upon ten (10) days notice, may request that some or all of his shares be redeemed in which case the Corporation shall pay the holder the Redemption Value thereof at the time he presents to the registered office of the Corporation the share certificate or certificates that he seeks to redeem;


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            (d) the holders of Class "F" preferred shares shall not be entitled to any preferential dividend except in the event that the Corporation is in default of redemption and to that extent and from the date thereof, there shall attach a fixed preferential cumulative cash dividend at the rate of ten (10%) percent of the Redemption Value;

            (e) no dividend shall be paid on shares other than the Class "F" preferred shares so as to reduce the value of the Class "F" preferred shares below their Redemption Value;

            (f) the Class "F" preferred shares shall not be redeemed or purchased by the Corporation for cancellation for an amount in excess of the Redemption Value or for an amount less than the lesser of the Redemption Value and the realizable value of the net assets of the Corporation;

            (g) in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs, the holders of Class "F" preferred shares shall be entitled to receive from the assets and property of the Corporation, in priority to any distribution to the holders of the common shares, a sum equivalent to the full Redemption Value in respect of each Class "F" preferred share held by them, before any amount shall be paid or property or assets of the Corporation distributed. The holders of Class "F" preferred shares shall not be entitled to share in any further distribution of the assets or the property of the Corporation;

            (h) the stated capital of the Class "F" preferred share or shares shall be determined by the Directors at the time of allotment;

            (i) the rights attaching to the Class "F" preferred shares shall only be amended upon the passing of a Special Resolution as defined by the Alberta Business Corporations Act.

Class "G" Preferred Shares

            (a) the holders of Class "B" preferred shares shall have the right to receive notice, vote and attend at any meeting of the shareholders of the Corporation;

            (b) the Corporation, at the option of the Board of Directors, may redeem or repurchase at any time any part of the them outstanding Class "G" preferred shares on payment for each share to be redeemed or purchased for an amount equal to the redemption value, being $1,000.00 per share plus declared but unpaid dividends (hereinafter referred to as "the Redemption Value");



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            (c) holder of Class "G" preferred shares, upon ten (10) days notice, may request that some or all of his shares be redeemed in which case the Corporation shall pay the holder the Redemption Value thereof at the time he presents to the registered office of the Corporation the share certificate or certificates that he seeks to redeem;

            (d) the holders of Class "G" preferred shares shall not be entitled to any preferential dividend except in the event that the Corporation is in default or redemption and to that extent and form the date thereof, there shall attach a fixed preferential cumulative cash dividend at the rate of ten (10%) percent of the Redemption Value;

            (e) no dividend shall be paid on shares other than the Class "G" preferred shares so as to reduce the value of the Class "G" preferred shares below their Redemption Value;

            (f) the Class "G" preferred shares shall not be redeemed or purchased by the Corporation for cancellation for an amount in excess of the Redemption Value and the realizable value of the net assets of the Corporation;

            (g) in the event of liquidation, dissolution or winding up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class "G" preferred shares shall be entitled to receive from the assets and property of the Corporation, in priority to any distribution to the holders of the common shares, a sum equivalent to the full Redemption Value in respect of each Class "G" preferred share held by them, before any amount shall be paid or property or assets of the Corporation distributed. The holders of Class "B" preferred shares shall not be entitled to share in any further distribution of the assets or the property of the Corporation;

            (h) the stated capital of the Class "G" preferred share or shares shall be determined by Directors at the time of allotment;

            (i) the rights attaching to the Class "G" preferred shares shall only be amended upon the passing of a Special Resolution of the holders thereof, being a Special Resolution as defined by the Alberta Business Corporations Act;

            (j) upon the death, liquidation, winding up or bankruptcy or a holder thereof other than a transfer on death or otherwise to a spouse or a trust in favour of only one spouse, the Class "G" preferred shares shall be converted into a similar number of Class "H" preferred shares and the Class "G" preferred shares shall thereafter be cancelled and returned to Treasury.



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Class "H" Preferred Shares

            (a) the Class "H" preferred Shares shall not be entitled to receive a notice, vote or attend at any meeting of the shareholders of the Corporation;

            (b) the Corporation, at the option of the Board of Directors, may redeem or repurchase at any time any part of the then outstanding Class "H" preferred shares on payment for each share to be redeemed or purchased for an amount equal to the redemption value, being $1,000.00 per share plus declared but unpaid dividends (hereinafter referred to as "the Redemption Value");

            (c) the holders of the Class "H" preferred shares shall be entitled to non-cumulative preferential dividend at a rate to be determined by the Board of Directors and in the event that the Corporation is in default of redemption and to that extent and from the date thereof ,shall attach a fixed preferential cumulative cash dividend at the rate of ten (10%) percent of the Redemption Value;

            (d) no dividend shall be paid on shares other than the Class "H" preferred shares so as to reduce the value of the Class "H" preferred shares so as to reduce the value of the Class "H" preferred shares below their Redemption Value;

            (e) the Class "H" preferred shares shall not be redeemed or purchased by the Corporation for cancellation for an amount in excess of the Redemption Value or for an amount less than the lesser of the Redemption Value and the realizable value of the net assets of the Corporation;

            (f) in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class "H" preferred shares shall be entitled to receive from the assets and property of the Corporation, in priority to any distribution to the holders of the common shares, a sum equivalent to the full Redemption Value in respect of each Class "H" preferred share held by them, before any amount shall be paid or property or assets of the Corporation distributed. The holders of Class "H" preferred shares shall not be entitled to share in any further distribution of the assets or the property of the Corporation;

            (g) the stated capital of the Class "H" preferred shares shall be determined by the Directors at the time of allotment;

            (h) the rights attaching to the Class "H" preferred shares shall only be amended upon the passing of a Special Resolution of the holders thereof, being a Special Resolution as defined by the Alberta Business Corporations Act.



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                                  SCHEDULE "B"

1. The number of shareholders of the Corporation is limited to not more than fifty (50) persons, exclusive of persons who are in its employment or persons who, having been formerly in the employment of the Corporation have continues to be shareholders; two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

2. The directors and/or shareholders by unanimous resolution may hold meetings by telephone as and when required so long as such meetings are documented in writing within a reasonable time thereafter.

3. Any invitation to the public to subscribe for any securities of the Corporation is prohibited.